                                                                     EXHIBIT 3.2

                                                       As Amended and Restated
                                                       Through November 22, 1994

                                    BY-LAWS
                                    -------

                                      of

                             DYNATECH CORPORATION
                             --------------------


                                   ARTICLE I
                                   ---------

                                 Stockholders
                                 ------------

    1.   Annual Meeting.  The annual meeting of stockholders shall be held
         --------------
within six months after the end of the fiscal year of the Corporation on such date at such time and place as is fixed by the Board of Directors. The purpose for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors or the President. If no annual meeting has been held in the manner set forth above, a special meeting in lieu thereof may be held with all the force and effect of an annual meeting.

    2.   Special Meetings.  Special meetings of stockholders may be called by
         ----------------
the President or by the Board of Directors. Special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least forty percent in interest of the capital stock entitled to vote at such meeting. The call for the meeting may be oral or written and shall state the place, date, hour and purpose of the meeting.

    3.   Notice of Meetings.  A written notice of the place, date, and hour of
         ------------------
all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

     4.  Quorum. The holders of a majority in interest of all stock issued,
         ------
outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

     5.  Voting and Proxies. Stockholders shall have one vote for each share of
         ------------------
stock entitled to vote owned by them of record according to the books of the corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise permitted by law or otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     6.  Action at Meeting. When a quorum is present, any matter before the
         -----------------
meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock.

     7.  Action without Meeting. Any action to be taken by stockholders may be
         ----------------------
taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed in the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

     8.  Matters to be Considered at Annual Meetings. At any annual meeting of
         -------------------------------------------
stockholders or any special meeting in lieu of annual meeting of stockholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto), (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section 8.

     In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting (other than a stockholder proposal included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended), such stockholder shall: (i) give timely notice as required by this Section 8 to the Clerk of the Corporation and (ii) be present at such meeting, either in person or by a representative. To be timely, a stockholder's notice must be delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting of (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder's notice under these By-laws.

     For purposes of these By-laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

     A stockholder's notice to the Clerk shall set forth as to each matter proposed to be brought before an Annual Meeting (other than a stockholder proposal made pursuant to Rule 14a-8): (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares fo the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

     If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 8 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 8 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section
8. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 8 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 8 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 8, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.


                                  ARTICLE II
                                  ----------


                                   Directors
                                   ---------


     1.   Powers. The business of the corporation shall be managed by a Board of
          ------
Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.   Election and Qualification. A Board of Directors of such number, not
          --------------------------
less than three, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting. No Director need be a stockholder.

     3.   Vacancies; Reduction of Board. Any vacancy in the Board of Directors,
          -----------------------------
however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by the stockholders or by the Board of Directors. In lieu of filling any such vacancy the stockholders or the Board of Directors may reduce the number of Directors, but not to a number less than three.

     4.   Enlargement of the Board. The Board of Directors may be enlarged by
          ------------------------
the stockholders at any meeting or by vote of the majority of the Directors then in office.

     5.    Tenure. Except as otherwise provided by law, by the Articles of
           ------
Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     6.    Removal. A Director may be removed from office (a) with or without
           -------
cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     7.    Meetings. Regular meetings of the Board of Directors may be held
           --------
without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

           Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman, President, Treasurer or two or more Directors, designating the time, date and place thereof.

     8.    Notice of Meetings. Notice of the time, date and place of all special
           ------------------
meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     9.    Quorum. At any meeting of the Board of Directors, a majority of the
           ------
Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

     10.  Action at Meeting. At any meeting of the Board of Directors at which
          -----------------
a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.

     11.  Action by Consent. Any action by the Board of Directors may be taken
          -----------------
without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

     12.  Committees. The Board of Directors, by vote of a majority of the
          ----------
Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles or Organization, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of such committees and the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     13.  Director Nominations. Nominations of candidates for election as
          --------------------
directors of the Corporation at any Annual Meeting may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the procedures set forth in this
Section 13. Any stockholder who seeks to make such a nomination or his representative must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election as directors at an Annual Meeting.

     Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the Corporation as set forth in this Section 13. To be timely, a stockholder's notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. Public announcement of the scheduled date of the Annual Meeting of stockholders shall be determined in accordance with the provisions of Article I, Section 8 of these By-laws. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder's notice under these By-laws.

     A stockholder's notice to the Clerk shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) the consent of each nominee to serve as a director if elected. A stockholder's notice to the Clerk shall further set forth as to the stockholder giving such notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s),
(ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this Section 13 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 13 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 13, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not timely made in accordance with the terms of this Section 13 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 13 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 13, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

     Notwithstanding anything to the contrary in the second sentence of the second paragraph of this Section 13, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this
Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

     1.   Enumeration. The officers of the corporation shall consist of a
          -----------
Chairman of the Board of Directors, a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine.

     2.   Election. The Chairman of the Board of Directors, President, Treasurer
          --------
and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

     3.   Qualification. No officer need be a stockholder or Director. Any two
          -------------
or more offices may be held by any person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

     4.   Tenure. Except as otherwise provided by law, by the Articles of
          ------
Organization or by these By-laws, the Chairman of the Board of Directors, the President, Treasurer and Clerk shall hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, any such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     5.    Removal.  The Board of Directors may remove any officer with or
           -------
without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

     6.    Vacancies.  Any vacancy in any office may be filled for the unexpired
           ---------
portion of the term by the Board of Directors.

     7.    Chairman of the Board of Directors.  The Chairman of the Board of
           ----------------------------------
Directors shall preside when present at all meetings of stockholders and of the Board of Directors and shall have such other duties as may from time to time be delegated to him by the Board of Directors or the President.

     8.    President and Vice Presidents.  The President shall be the chief
           -----------------------------
executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. In the absence of the Chairman of the Board of Directors, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors.

           Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

     9.    Treasurer and Assistant Treasurers.  The Treasurer shall, subject to
           ----------------------------------
the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

           Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

     10.   Clerk and Assistant Clerks.  The Clerk shall keep a record of the
           --------------------------
meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

     11.   Secretary.  The Secretary, if one be elected, shall keep a record of
           ---------
the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

     12.    Other Powers and Duties. Subject to these By-laws, each officer of
            -----------------------
the corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

                                  ARTICLE IV
                                  ----------

                                 Capital Stock
                                 -------------

     1.     Certificate of Stock. Each stockholder shall be entitled to a
            --------------------
certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     2.     Transfers. Subject to the restrictions, if any, noted on the stock
            ---------
certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

     3.     Record Holders. Except as may be otherwise required by law, by the
            --------------
Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

            It shall be the duty of each stockholder to notify the corporation of his post office address.

     4.     Record Date. The Board of Directors may fix in advance a time of not
            -----------
more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

     5.   Replacement of Certificates. In case of the alleged loss, destruction
          ---------------------------
or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.


                                   ARTICLE V
                                   ---------

                           Miscellaneous Provisions
                           ------------------------

     1.   Fiscal Year. Except as otherwise determined by the Board of Directors,
          -----------
the fiscal year of the corporation shall be the twelve months ending March thirty-first.

     2.   Seal. The Board of Directors shall have power to adopt and alter the
          ----
seal of the corporation.

     3.   Execution of Instruments. All deeds, leases, transfers, contracts,
          ------------------------
bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

     4.   Voting of Securities. Unless otherwise provided by the Board of
          --------------------
Directors, the President or Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

     5.   Resident Agent. The Board of Directors may appoint a resident agent
          --------------
upon whom legal process may be served in any action or proceeding against the corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

    6.   Corporate Records.  The original, or attested copies, of the Articles
         -----------------
of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

    7.   Evidence of Authority.  A certificate by the Clerk, a Temporary Clerk
         ---------------------
or the Secretary as to any action taken by the stockholders, Directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.

    8.   Ratification.  Any action taken on behalf of the corporation by the
         ------------
directors or any officer or representative of the corporation which requires authorization by the stockholders of the Directors of the corporation shall be deemed to have been authorized if subsequently ratified by the stockholders entitled to vote or by the Directors, as the case may be, at a meeting held in accordance with the By-laws.

    9.   Articles of Organization.  All references in these By-laws to the
         ------------------------
Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

    10.  Amendments.  The power to make, amend or repeal By-laws shall be in the
         ----------
stockholders, provided, however, that the Directors may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.